POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8

As filed with the Securities and Exchange Commission on February 28, 2013

Registration Nos. 333-27663

333-62803

333-40610

333-66466

333-97449

333-117554

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COHU, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-1934119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12367 Crosthwaite Circle, Poway, California 92064

(Address Of Principal Executive Offices) (Zip Code)

Cohu, Inc. 1998 Stock Option Plan

Cohu, Inc. 1996 Outside Directors Stock Option Plan

(Full title of the plans)

Jeffrey D. Jones

Vice President, Finance and Chief Financial Officer

Cohu, Inc.

12367 Crosthwaite Circle, Poway, California 92064

(Name and address of agent for service)

(858) 848-8100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SHARES

Effective as of March 11, 2005, Cohu, Inc. (the “Registrant”) adopted the Cohu, Inc. 2005 Equity Incentive Plan, (the “2005 Plan”), which is the successor to the Cohu, Inc. 1998 Stock Option Plan, the 1996 Outside Directors Stock Option Plan and the 1996 Stock Option Plan (collectively the “Prior Plans”). The 2005 Plan provides that shares related to stock options granted under the Prior Plans that are cancelled or forfeited unexercised shall again be available for grant under the 2005 Plan. This post-effective amendment to the Registrant’s previously filed Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) is filed to deregister an aggregate of 327,808 shares previously registered under (1) the 1998 Stock Option Plan (317,808 shares) and (2) the 1996 Outside Directors Stock Option Plan (10,000 shares), for which the Registration Statements had remained in effect with respect to outstanding options previously granted under the Prior Plans. Such shares relate to stock options that have been cancelled or forfeited unexercised. The Prior Registration Statements will remain in effect to cover the potential exercise of outstanding stock options. The shares deregistered by this post-effective amendment were registered on Registration Statement on Form S-8 No. 333-132605 filed with the Securities and Exchange Commission on March 21, 2006.

1.	Registration Statement No. 333-27663 filed May 23, 1997;

2.	Registration Statement No. 333-62803 filed September 3, 1998;

3.	Registration Statement No. 333-40610 filed June 30, 2000;

4.	Registration Statement No. 333-66466 filed August 1, 2001;

5.	Registration Statement No. 333-97449 filed July 31, 2002; and

6.	Registration Statement No. 333-117554 filed July 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California, on February 28, 2013.

COHU, INC.

By:	/s/ James A. Donahue
James A. Donahue
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of Cohu, Inc. whose signatures appear below, hereby constitute and appoint James A. Donahue and Jeffrey D. Jones, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this post-effective amendment to the registration statements on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Donahue James A. Donahue	Chairman, President and Chief Executive Officer (Principal Executive Officer)	February 28, 2013

/s/ Jeffrey D. Jones Jeffrey D. Jones	Vice President, Finance and Chief Financial Officer, (Principal Financial and Accounting Officer)	February 28, 2013

/s/ William E. Bendush William E. Bendush	Director	February 28, 2013

/s/ Steven J. Bilodeau Steven J. Bilodeau	Director	February 28, 2013

/s/ Harry L. Casari Harry L. Casari	Director	February 28, 2013

/s/ Robert L. Ciardella Robert L. Ciardella	Director	February 28, 2013

/s/ Harold Harrigian Harold Harrigian	Director	February 28, 2013

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